EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2023Second Quarter Financial Results

Net sales of $28.2 million, up 3.3% sequentially and an increase of 2.6% year-over-year

HUNTSVILLE, AL / ACCESSWIRE / September 8, 2022 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2023 second quarter ended July 31, 2022.

Fiscal 2023 Second Quarter Financial Results Highlights

•	Net sales of $28.2 million, up 3.3% sequentially and an increase of 2.6% year-over-year
•	Gross margin was 41.3%, above the Company’s long-term target threshold of 40% and up from 40.5% in 1Q23
•	Net loss of $0.9 million or ($0.11) per basic common share in 2Q23 after discrete tax provision
•	Non-GAAP net income* of $1.1 million or $0.15 per basic common share in 2Q23 consistent with $0.9 million or $0.13 per basic common share in 1Q23
•	Earnings before interest, taxes, depreciation, and amortization (EBITDA)* of $2.1 million in 2Q23, compared to $1.9 million in 1Q23
•	Completed $2.7 million of share repurchases during the quarter
•	Currency headwinds of $0.8 million, due primarily to fluctuation in the Chinese yuan

“Lakeland is pleased to have delivered another quarter of sequential improvement, characterized by quarter-over-quarter and year-over-year volume growth as well as maintaining a gross margin of over 40%,” said Charles D. Roberson, President and Chief Executive Officer of Lakeland Industries. “While the pace of a global industrial recovery has been slower than originally anticipated, we are encouraged by our team’s ability to improve profitability margins sequentially. However, as we look to the balance of the fiscal year, the magnitude and duration of a pending economic slowdown remains unknown, and we expect the impacts with regards to inflation and broader supply chain disruptions to continue to pressure the industrial environment. With this updated outlook now being contemplated, mindful of our focus on continuing to position Lakeland to execute on its long-term revenue growth targets while also maintaining our margin profile, we have begun to proactively rationalize operating expenses as maintaining our operational leverage remains a core priority for our teams.”

Roberson concluded, “Despite a reallocation of resources in light of developing economic headwinds, our strategic plan is unchanged and we reaffirm our confidence in our ability to deliver on our long-term financial targets. We also expect our revenue to continue trending upwards from previous post-pandemic levels, driven by investments in our global manufacturing footprint, a strengthening sales force, and a focus on higher value products; however, we recognize that revenue growth could be affected by a potential economic slowdown.”

* Non-GAAP financial measures exclude charges or gains relating to deferred tax adjustments and discrete tax items.  EBITDA, Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures.  Reconciliations are provided in the tables of this press release.

Fiscal 2023 Second Quarter Financial Results

Net sales were $28.2 million for the fiscal 2023 second quarter, as compared to $27.3 million for the fiscal 2023 first quarter and $27.5 million for the fiscal 2022 second quarter. Sales of our fire, high performance, high visibility and woven product lines increased by $1.6 million as we continue to see a recovery from the depressed levels of demand in these markets during COVID-19.  Our sales were negatively impacted by declines in our disposable and chemical product lines by $0.8 million though we were seeing an increase in direct container activity at the end of the second quarter. Foreign exchange currency translations negatively impacted sales by approximately $0.8 million in the fiscal second quarter of 2023 as compared with a $0.1 million negative impact in the prior year period.

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On a consolidated basis for the fiscal 2023 second quarter, domestic sales were $13.4 million or 48% of total revenues and international sales were $14.8 million or 52% of total revenues. This compares with domestic sales of $11.2 million or 41% of the total and international sales of $16.1 million or 59% of the total in the fiscal 2023 first quarter, while fiscal 2022 second quarter domestic sales were $11.3 million or 41% of total revenues and international sales were $16.2 million or 59% of total revenues.

Gross profit of $11.6 million for fiscal 2023 second quarter increased from $11.1 million in fiscal 2023 first quarter, but decreased from $12.9 million for the same period of the prior year. Gross profit as a percentage of net sales was 41.3% for the fiscal 2023 second quarter as compared with 40.5% for the fiscal 2023 first quarter and 46.8% a year ago.  Gross profit performance in the fiscal 2022 period benefited from higher factory utilization and an improving product mix with pricing power. In fiscal 2022 margins benefited from stronger COVID pricing for disposable products.

Lakeland reported operating profit of $1.8 million for the fiscal 2023 second quarter, as compared to $1.4 million for the fiscal 2023 first quarter, and $4.1 million for the fiscal 2022 second quarter. Operating income continues to be negatively impacted by the unstable currency environment, particularly the Chinese yuan.  Operating margins were 6.4% for the fiscal 2023 second quarter, up from 5.3% for the fiscal 2023 first quarter and down from 14.8% for the second quarter of the prior fiscal year.

The Company reported net loss of $0.9 million or ($0.11) per basic and ($0.11) per diluted share for the fiscal 2023 second quarter, compared with net income of $1.1 million or $0.15 per basic share and $0.14 per diluted share for the fiscal 2023 first quarter and $3.0 million or $0.37 per basic and $0.36 per diluted share in the prior year period.  In the second quarter of fiscal 2023, the Company changed its permanent reinvestment assertions for our Chinese operations during the second quarter due to increased volatility of the Chinese yuan and an updated evaluation of investment strategies.  The Company recorded a $2 million discrete provision in withholding taxes for a planned repatriation.

Non-GAAP net income for the fiscal 2023 second quarter was $1.1 million or $0.15 per basic and $0.14 per diluted share, compared with $0.9 million or $0.13 per basic share and $0.12 per diluted share for the fiscal 2023 first quarter and $3.0 million or $0.37 per basic and $0.36 per diluted share in the prior year period.

As of July 31, 2022, Lakeland had cash and cash equivalents of approximately $41.2 million, down from $52.7 million at January 31, 2022.  The decrease was due to cash used in operating activities of $4.6 million for the six months ended July 31, 2022 primarily due to a build in inventory to support customers by reducing delivery times and an increase in accounts receivable due to timing of sales in the current quarter. Accounts receivable at July 31, 2022 was $15.9 million, up from $14.8 million at January 31, 2022.  Days sales outstanding was approximately 52 at July 31, 2022, up from 51 days at January 31, 2022. Accounts payable and accrued liabilities at July 31, 2022 was $13.6 million, up from $10.5 million at January 31, 2022.

Working capital at July 31, 2022 was $105.1 million, down from $108.6 million at January 31, 2022.  Lakeland’s $25.0 million revolving credit facility had no borrowings as of July 31, 2022, as the Company continues to have no debt.

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During the fiscal 2023 second quarter, the Company repurchased approximately $2.7 million worth of common stock under its stock repurchase program. At July 31, 2022, approximately $2.7 million was available to the Company for the repurchase of its outstanding common stock.

“During the quarter we were pleased to have made progress on our strategic performance initiatives, including the expansion of our operations in Mexico,” said Lakeland Chief Operating and Financial Officer, Allen E. Dillard. “Additionally, during the quarter, we reached our targeted inventory levels in order to meet our planned manufacturing needs and reduce delivery times for our customers. Not only will this help protect against ongoing supply chain pressures on the business, but we believe product availability is critical to maintaining a high level of customer satisfaction and achieving our target gross margins. It is also a significant competitive advantage relative to those in the industry who do not possess in-house manufacturing.”

“As it relates to broader industry inventory levels, our channel checks are still showing a significant amount of disposable finished goods held by distributors, albeit declining, indicating that distributors are still normalizing their inventory levels in a post-Covid environment, with disposables in particular coming back down to levels more in line with long-term demand growth. Going forward, we would expect that overstocked inventory in these markets will continue to diminish over the next several quarters.”

Dillard concluded, “We continued our share repurchase activity during the quarter and repurchased an additional $2.7 million of stock, which leaves approximately $2.7 million under our current authorization. We also took steps in the quarter to reposition cash resources on a regional basis, creating additional flexibility for the Company in terms of capital allocation decisions. With regard to our capital allocation priorities going forward, given our strong balance sheet position, we expect to continue making investments to enhance our global manufacturing capabilities, pursue targeted strategic opportunities, and implement capital structure initiatives to improve return on capital and increase shareholder value.”

Financial Results Conference Call

Lakeland will host a conference call at 4:30 pm eastern time today to discuss the Company’s fiscal 2023 second quarter financial results. The conference call will be hosted by Charles D. Roberson, President and Chief Executive Officer, and Allen E. Dillard, Chief Operating and Financial Officer.  Investors can listen to the call by dialing 888-506-0062 (Domestic) or 973-528-0011 (International), Pass Code 478230. For a replay of this call through September 15, 2022, dial 877-481-4010 (Domestic) or 919-882-2331 (International), Pass Code 46450.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly, and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay and Southeast Asia.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-445-4100

Allen Dillard

aedillard@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our previously stated three-to-five year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA and non-GAAP net income. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

ASSETS	July 31,	January 31,
	2022	2022
Current assets
Cash and cash equivalents	$41,211	$52,719
Accounts receivable, net of allowance for doubtful accounts of $728 and $666 at July 31, 2022 and January 31, 2022, respectively	15,891	14,771
Inventories	56,806	47,711
Prepaid VAT and other taxes	1,723	1,675
Other current assets	4,733	3,770
Total current assets	120,364	120,646
Property and equipment, net	8,388	8,714
Operating leases right-of-use assets	4,772	5,296
Deferred tax assets	2,075	2,072
Other assets	1,396	1,361
Investments	4,466	2,704
Total assets	$141,461	$140,793
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,860	$5,855
Accrued compensation and benefits	2,891	3,225
Other accrued expenses	1,955	1,372
Income tax payable	515	321
Current portion of operating lease liabilities	1,013	1,242
Total current liabilities	15,234	12,015
Deferred income taxes	1,788	----
Long-term portion of operating lease liabilities	3,392	3,678
Total liabilities	20,414	15,693
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	----	—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,650,580 and 8,555,672; outstanding 7,514,725 and 7,615,967 at July 31, 2022 and January 31, 2022, respectively	87	86
Treasury stock, at cost; 1,135,855 and 939,705 shares at July 31, 2022 and January 31, 2022, respectively	(17,332)	(14,206)
Additional paid-in capital	77,811	77,826
Retained earnings	63,151	62,892
Accumulated other comprehensive loss	(2,670)	(1,498)
Total stockholders' equity	121,047	125,100
Total liabilities and stockholders' equity	$141,461	$140,793

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net sales	$28,184	$27,466	$55,462	$61,558
Cost of goods sold	16,557	14,609	32,779	33,923
Gross profit	11,627	12,857	22,683	27,635
Operating expenses	9,832	8,791	19,440	16,939
Operating profit	1,795	4,066	3,243	10,696
Other income (expense), net	(42)	(1)	(67)	(13)
Interest expense	(13)	(4)	(22)	(5)
Income before taxes	1,740	4,061	3,154	10,678
Income tax expense	2,610	1,093	2,895	2,708
Net income (loss)	$(870)	$2,968	$259	$7,970
Net income (loss) per common share:
Basic	$(0.11)	$0.37	$0.03	$1.00
Diluted	$(0.11)	$0.36	$0.03	$0.98
Weighted average common shares outstanding:
Basic	7,670,636	7,982,995	7,656,470	7,964,058
Diluted	7,670,636	8,141,107	7,841,281	8,120,409

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

Supplemental Information

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Net sales	$28,184	$27,466	$55,462	$61,558
Year over year change	2.6%	(21.6)%	(9.9)%	(23.6)%
Gross profit	11,627	12,857	22,683	27,635
Gross profit %	41.3%	46.8%	40.9%	44.9%
Operating expenses	9,832	8,791	19,440	16,939
Operating expenses as a percentage of sales	34.9%	32.0%	35.1%	27.5%
Operating profit	1,795	4,066	3,243	10,696
Operating income as a percentage of sales	6.4%	14.8%	5.8%	17.4%
Interest expense	(13)	(4)	(22)	(5)
Other income (expense), net	(42)	(1)	(67)	(13)
Income before taxes	1,740	4,061	3,154	10,678
Income tax expense	2,610	1,093	2,895	2,708
Net income (loss)	$(870)	$2,968	$259	$7,970
Weighted average shares for EPS-Basic	7,671	7,983	7,656	7,964
Net income (loss) per share	$(0.11)	$0.37	$0.03	$1.00
Operating profit	$1,795	$4,066	$3,243	$10,696
Depreciation and amortization	354	541	779	1,040
EBITDA	2,149	4,607	4,022	11,736
Equity compensation	384	271	790	608
Adjusted EBITDA	$2,533	$4,878	$4,812	$12,344

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Net income (loss) to EBITDA
Net income (loss)	$(870)	$2,968	$259	$7,970
Interest	13	4	22	5
Taxes	2,610	1,093	2,895	2,708
Depreciation and amortization	354	541	779	1,040
Other income (expense)	(42)	(1)	(67)	(13)
EBITDA	$2,149	$4,607	$4,022	$11,736
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$2,149	$4,607	$4,022	$11,736
Equity compensation	$384	$271	$790	$608
Adjusted EBITDA	$2,533	$4,878	$4,812	$12,344

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
GAAP Net income (loss)	$(870)	$2,968	$259	$7,970

Adjustments:
Adjustments for taxes (1)	2,000	---	1,818	---

Non-GAAP Net income	$1,130	$2,968	$2,077	$7,970

GAAP Net income (loss) per share - basic:	$(0.11)	$0.37	$0.03	$1.00
Adjustments for taxes (1)	0.26	---	0.24	---
Non-GAAP Net income per share: -basic	$0.15	$0.37	$0.27	$1.00

GAAP Net income (loss) per share - diluted:	$(0.11)	$0.36	$0.03	$0.98
Adjustments for taxes (1)	0.25	---	0.23	---
Non-GAAP Net income per share: -diluted	$0.14	$0.36	$0.26	$0.98

Weighted average common shares outstanding:
Basic	7,670,636	7,982,995	7,656,470	7,964,058
Diluted	7,857,026	8,141,107	7,841,281	8,120,409

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The statement above includes non-GAAP measures of net income, basic and diluted earnings per share. Management excludes from these measures discrete adjustments for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the adjustments is provided below.

(1)

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. In Q2FY 23 the Company changed its permanent reinvestment assertions for our Chinese operations during the second quarter due to increased volatility of the Chinese yuan and an updated evaluation of investment strategies. The Company recorded $2 million in withholding taxes for a planned repatriation during FY23. In Q1 FY23, the Company recorded deferred tax benefits of $0.2 million related to accruals for China social taxes based on our evaluation of the deductibility of these items.

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